NEWS RELEASE

PARK PLACE ENERGY CORP.

OTCBB:PRPL
FRANKFURT: 3P2

Park Place Energy Corp. Announces Divesture of British Columbia Natural Gas Property

Vancouver, British Columbia November 16, 2009 - Park Place Energy Corp. ("Park Place" or "the Company") is pleased to announce that the Company has sold its entire right, title, estate and interest in and to its Eight Mile property in North Eastern British Columbia. As consideration the purchaser will pay such amount, not to exceed $465,000, as will retire the obligations of Park Place to its creditors directly related to the Eight Mile property..

Park Place Energy's President & CEO David Johnson stated "This transaction, while losing an asset, has allowed the Company to significantly lower its debt load as well decrease its on-going monthly obligations. It also allows management to focus on the Company's joint venture blue sky shale property in Alberta as well as continue to pursue talks with possible partners for a major gas shale acquisition or joint venture opportunity."

About Park Place

Park Place Energy Corp. is a North American oil and gas company that is participating in high impact opportunities. The Company is committed to acquiring blue-sky exploration opportunities in, with a focus on shale gas. Park Place's management is focused on optimizing profitability and enhancing shareholder value.

For Further Information Contact:

Investor Relations: 1 (877) 685 0076

Email: info@parkplaceenergy.com
Website: www.parkplaceenergy.com

Certain information regarding the Corporation contained herein may constitute forward-looking statements. These statements may include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Although Park Place believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements are subject to certain risks and uncertainties and may be based on assumptions that could cause actual results to differ materially from those anticipated or implied. The Corporation is under no obligation to update or alter any forward-looking statement. These risks include operational and geological risks, the ability of the Corporation to raise necessary funds for exploration and the fact that the Corporation does not operate all its properties. Park Place's forward-looking statements are expressly qualified in their entirety by this cautionary statement.